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                                  EXHIBIT 23.1

                      CONSENT OF MAULDIN & JENKINS, PLLC




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                         CONSENT OF INDEPENDENT AUDITOR


We have issued our report dated November 1, 1996, accompanying the financial statements of GBC Bancorp, Inc., as of and for the period ending September 30, 1996, contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                           MAULDIN & JENKINS, PLLC



                                           By:_________________________________

December 30, 1996